SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              Date of Report:
                    (Date of earliest event reported)
                              June 30, 1994



                        CITIZENS UTILITIES COMPANY
            (Exact name of registrant as specified in charter)

         Delaware            0-1291                  06-0619596
(State or other jurisdiction(Commission File Number)(IRS Employer
of incorporation)                             Identification No.)




High Ridge Park, P.O. Box 3801,  Stamford, Connecticut        06905
(Address of principal executive offices)               (Zip code)



                              (203) 329-8800
           (Registrant's telephone number, including area code)



                       No change since last report
      (Former name or former address, if changed since last report)

Item 2.   Acquisition of Assets

          On June 30, 1994, the Registrant issued a press release announcing the transfer of GTE's 270,000 access lines in New York state to Citizens Utilites Company ("Citizens") pursuant to the definitive agreement discussed below for a cost of approximately $500 million; a copy of the press release is filed herewith as
          Exhibit 99 and incorporated herein by reference in its entirety.

Item 5.   Other Events

          On May 19, 1993, Citizens and GTE's Telephone Operations Unit announced they have entered into definitive agreements for Citizens to purchase approximately 500,000 access lines in nine states for $1.1 billion in cash.

          The attached press release was issued on June 30, 1994 announcing the transfer of GTE property in New York state to Citizens effective June 30, 1994.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a) Financial statements of businesses acquired.

              A copy of the financial statements of Contel of New York, Inc. (an indirect wholly-owned subsidiary of GTE), for each of the years in the two year period ended December 31, 1993, has been filed on Form 8-K dated July 5, 1994.

              Financial statements of Contel of New York, Inc. for the quarter ended March 31, 1994 will be filed within 60 days of this report on Form 8-K.

          (b) Pro forma financial information.

              Pro forma financial information relative to Contel of New York, Inc. will be filed within 60 days of this report on Form 8-K.

          (c) Exhibits

              99 Press release of Citizens Utilities Company released June 30, 1994.

                               SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            CITIZENS UTILITIES COMPANY
                                                          (Registrant)




Date:  July 15, 1994                         By:/s/   Livingston E. Ross

                                            Vice President and Controller